Exhibit 4.4

                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A UNITED STATES PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.






          Agreement and Warrant to Purchase ____________ Common Shares
                                       of
                           BIOPHAN TECHNOLOGIES, INC.




            This certifies that, for value received, __________________, the registered holder hereof, or his assigns (the "Warrantholder") is entitled to purchase from Biophan Technologies, Inc., a Nevada corporation with its principal office at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Company") _________________ shares of common stock of the Company (the "Shares") at or before 5:00 p.m. Eastern Standard Time on July 30, 2007 at the purchase price per share of $1.00 (the "Warrant Price"), subject to the following terms and conditions. The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time as set forth herein.

1. Exercise. This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form as attached hereto duly completed and executed, together with payment of the Warrant Price at the principal office of the Company. Payment of the Warrant Price may be made in cash, by wire transfer or by check. Upon surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with Fractional Warrants, as provided in Section 8 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and the payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant will be issued by the Company.

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

2. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized Common Shares, such number of Shares as shall be subject to purchase under the Warrant. Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized Shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant. The Company will supply such transfer agent with duly executed stock and other certificates for such purpose.

3. Further Obligations of Company. The Company covenants and agrees that all Shares which may be delivered upon exercise of this Warrant shall, upon delivery, be fully paid and non-assessable, and be free from all taxes, liens and charges with respect to the purchase thereof hereunder, and without limiting the generality of the foregoing, the Company covenants and agrees that it shall from time to time take all such action as may be necessary to assure that the par value per share of the Common Shares is at all times equal to or less than the then current Warrant Price per share of the Common Shares issuable pursuant to this Warrant.

4. Registration and Transfer. The Warrant shall be registered on the books of the Company when issued and shall be transferable only on the books of the Company maintained at its principal office in Rochester, New York, or wherever its principal executive offices may then be located, upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration or transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. Notwithstanding any other provision hereof, this Warrant may not be transferred to any person other than an affiliate of Warrantholder without the express written consent of the Company.

5. Exchange of Warrant Certificate. This Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. The Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

6. Adjustment of Warrant Price and Number of Shares.

      6.1. General. The number of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:


            6.1.1. In case the Company shall, with regard to its Common Shares (or securities convertible into or exchangeable for Common Shares)
            (a) pay a dividend in Common Shares or make a distribution in Common Shares, (b) subdivide its outstanding Common Shares into a greater number of Shares, (c) combine its outstanding Common Shares into a smaller number of Common Shares, or (d) issue by reclassification of its Common Shares other securities of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


            6.1.2. In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them for a period expiring within forty-five (45) calendar days (after such record date) to subscribe for or purchase Common Shares at a price per share of Common Shares less than the Closing Price per share of Common Shares on such record date, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Shares outstanding on such record date plus the number of shares of Common Shares which the aggregate offering price of the total number of shares of Common Shares so to be offered would purchase at such Closing Price and of which the denominator shall be the number of shares of Common Shares outstanding on such record date plus the number of additional shares of Common Shares to be offered for subscription or purchase. Shares of Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such record date is fixed; and in the event that such rights or warrants are not so issued, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

            6.1.3. In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidence of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 6.1.2), the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Closing Price per shares of Common Shares on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Shares and of which the denominator shall be the Closing Price per share of Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.


            6.1.4. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the aggregate number of Shares then purchasable upon the exercise of the Warrant; provided however, that any adjustments which by reason of this Section 6.1.4 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            6.1.5.  Whenever the number of Shares  purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter. Whenever the Warrant Price is adjusted as herein provided, the number of Shares purchasable upon the exercise of the Warrant shall be adjusted so that thereafter the Warrant shall evidence the right to purchase, at the adjusted Warrant Price, that number of Shares obtained by multiplying the number of Shares converted by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect immediately after such adjustment.


            6.1.6. Whenever the number of Shares purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder in accordance with the provisions of Section 10 hereof, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of the Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.


            6.1.7. For the purpose of this Section 6.1, the term "Common Shares" shall mean (a) the class of shares designated as (or convertible or exercisable for) the Common Shares of the Company at the date of this Agreement, or (b) any other class of shares resulting from successive changes or reclassifications of such Common Shares including changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 6.

      6.2. No Adjustment of Dividends. Except as provided in Section 6.1, no adjustment in respect of regular cash dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

      6.3. Preservation of Purchase Rights upon Reorganization, Reclassification, Consolidation, Merger, etc. In case of any capital reorganization or reclassification of the Common Shares of the Company, or in case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reorganization or reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Shares under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or had been entitled to receive had the Warrant been exercised immediately prior to such merger. The adjustments required by this Section 6.3 shall be effected in a manner which shall be as nearly equivalent as may be practicable to the adjustments provided for elsewhere in this Section 6. The provisions of this Section 6.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

      6.4. Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in this initially issued Warrant.

7. Fractional Shares. The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 7, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall issue to the Warrantholder a fractional Warrant entitling Warrantholder, upon surrender with other fractional Warrants aggregating one or more full Shares, to purchase such full Shares. If fractional Warrants do not aggregate a full Share, their value (over and above their exercise price) shall be paid in full in cash upon exercise to the exercising Warrantholder.

8. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, or consent as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. However, the Company shall be required to give notice in writing to the Warrantholder of any meeting of shareholders of the Company or any proposed consent of the shareholders as provided in Section 9 hereof at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote at any such meeting or as to which any consent is requested. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

9. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

      9.1. If to the Warrantholder - addressed to Mr. Steven Kessler, 1102 Meadowbrook Road, North Merrick, NY 11566.

      9.2. If to the Company - addressed to Biophan Technologies, Inc., 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586, Attention:
      Robert J. Wood, Secretary, or to such other addresses as any such party may designate by notice to the other party.



      Notices shall be deemed given at the time they are delivered personally or three (3) days after they are mailed in the manner set forth above.

10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

11. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another person, unless the provisions of Section 6.3 are complied with.

12. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto fixed.



                                          BIOPHAN TECHNOLOGIES, INC.


                                          By:
                                              --------------------------------

                                              Robert J. Wood, CFO

AGREED TO AND ACCEPTED BY:



---------------------------------

                                  PURCHASE FORM



To:      Biophan Technologies, Inc.
         150 Lucius Gordon Drive, Suite 215
         West Henrietta, New York 14586


(1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock") of Biophan Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) _Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                  --------------------------------------------
                  (Name)


                  --------------------------------------------
                  (Address)


                  --------------------------------------------




Dated:



                                    --------------------------------------------
                                    Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------------------

---------------------------------------------------------------.


---------------------------------------------------------------

                                                 Dated:  ______________, _______


                   Holder's Signature:       _____________________________

                   Holder's Address:_____________________________

                                                   -----------------------------



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


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